UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 11, 2006

Moscow CableCom Corp.

(Exact name of registrant as specified in its charter)

Commission file number:  0-1460

Delaware	06-0659863
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 38th Floor	10022
New York, New York 10022	(Zip Code)
(Address of Principal Executive Offices)

(212) 826-8942
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Item  5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)  Effective July 11, 2006, Andrew M. O’Shea resigned as the Chief Financial Officer of Moscow CableCom Corp. (“the Company”) in accordance with the intentions of his interim agreement with the Company. Mr. O’Shea has retained his role as the Secretary of the Company.

(c) Effective July 11, 2006, the Company appointed Tate Fite, age 46, as its Chief Financial Officer. From June 2005 to May 2006, Mr. Fite served as a consultant for REN-TV and the Luxembourg based RTL Group regarding business development strategies. From 1998 to May 2005, he worked for CTC-Media Television Company, formerly StoryFirst Communications, during which time he served as Group Chief Financial Officer, among other positions. Mr. Fite is a Certified Public Accountant and holds an MBA from Wharton Business School of the University of Pennsylvania.

In connection with the appointment, on July 7, 2006 Mr. Fite was granted options to acquire 140,341 shares of the Company’s Common Stock at an exercise price of $9.97 per share, which was the closing price of the Company’s Common Stock on July 6, 2006. The full terms of Mr. Fite’s employment with the Company have not been finalized as of the date of this filing.

Item 8.01 – Other Events.

On July 11, 2006, the Company issued a press release announcing the appointment of Tate Fite as the Company’s Chief Financial Officer.

A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits

(d)     Exhibits

The following is furnished as an Exhibit to this report:

Exhibit No.

Description of Exhibit

99.1

Press release dated July 11, 2006

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSCOW CABLECOM CORP.
(Registrant)

/s/  Tate Fite

Name: Tate Fite
Title:  Chief Financial Officer

Date:  July 11, 2006

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